                                                                   Exhibit 10.6







                        INTERNATIONAL MICROCIRCUITS, INC.

                               3,028,758 Shares of
                    Convertible Participating Preferred Stock

                         ------------------------------

                       PREFERRED STOCK PURCHASE AGREEMENT

                         ------------------------------


                             As of November 19, 1997

                        INTERNATIONAL MICROCIRCUITS, INC.
                       Preferred Stock Purchase Agreement
                             as of November 19, 1997

                                      INDEX

                                                                                                   Page
                                                                                                   ----
SECTION 1.   PURCHASE AND SALE OF-PREFERRED SHARES....................................................1
    1.1      Description Securities...................................................................1
    1.2      Sale and Purchase........................................................................1
    1.3      Closing..................................................................................1

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................1

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..........................................2

SECTION 4.   CONDITIONS OF PURCHASE...................................................................3
    4.1      Pre-Closing Transactions.................................................................3
    4.2      Satisfaction of Conditions...............................................................4
    4.3      Opinion of Counsel.......................................................................4
    4.4      Authorization............................................................................4
    4.5      Closing of Stock Redemption..............................................................4
    4.6      Stockholders' Agreement..................................................................4
    4.7      Employment and Non-Competition Agreement.................................................4
    4.8      Confidentiality and Non-Competition Agreement............................................5
    4.9      Resignations.............................................................................5
    4.10     Election of Directors....................................................................5
    4.11     All Proceedings Satisfactory.............................................................5
    4.12     No Violation or Injunction...............................................................5
    4.13     Hart-Scott-Rodino........................................................................5
    4.14     Consents and Waivers.....................................................................5
    4.15     No Material Adverse Change...............................................................6
    4.16     Financial Markets........................................................................6

SECTION 5.   COVENANTS OF THE COMPANY.................................................................6
    5.1      Financial Stations.......................................................................6
    5.2      Budget and Operating Forecast:  Inspection...............................................6
    5.3      Board Meetings; Indemnification..........................................................7
    5.4      Conduct of Business......................................................................7
    5.5      Hart-Scott-Rodino Filings................................................................7
    5.6      Payment of Taxes, Compliance With Laws, etc..............................................7
    5.7      Insurance................................................................................7
    5.8      Key Person Insurance.....................................................................8
    5.9      Maintenance of Properties................................................................8
    5.10     Material Adverse Changes.................................................................8
    5.11     Stock Grants.............................................................................8
    5.12     Affiliated Transactions..................................................................8
    5.13     Managing Underwriter.....................................................................9


                                        i


                                TABLE OF CONTENTS
                                   (continued)


                                                                                                   Page
                                                                                                   ----
    5.14     Use of Proceeds..........................................................................9
    5.15     Enforcement of Rights....................................................................9
    5.16     Distributions on, and Redemptions of, Capital Stock......................................9
    5.17     Merger, Consolidation, Sale of Assets, Acquisitions and Other Actions....................9
    5.18     No Amendments to Articles of Incorporation..............................................10
    5.19     Capital Expenditures....................................................................10
    5.20     Reincorporation.........................................................................10
    5.21     Disclosure Statement....................................................................10
    5.22     Additional Information..................................................................11

SECTION 6.   TERMINATION.............................................................................11

SECTION 7.   GENERAL.................................................................................11
    7.1      Amendments Waivers and Consents.........................................................11
    7.2      Actions or Consents of Investors........................................................12
    7.3      Indemnification From the Company:  Expenses.............................................12
    7.4      Survival of Representations; Assignability of Rights; No Third Party Beneficiaries......14
    7.5      Governing Law...........................................................................14
    7.6      Section Headings and Gender.............................................................14
    7.7      Counterparts............................................................................14
    7.8      Notices and Demands.....................................................................14
    7.9      Dispute Resolution......................................................................15
    7.10     Remedies; Severability..................................................................15
    7.11     Integration.............................................................................15


EXHIBITS

Exhibit A - List of Investors
Exhibit B - Amended and Restated Articles of Incorporation
Exhibit C - Outstanding Capital Stock
Exhibit D - Opinion of Cooley Godward LLP
Exhibit E - Form of Stockholders' Agreement
Exhibit F - Form of Employment and Non-Competition Agreement
Exhibit G - Confidentiality and Non-Competition Agreement
Exhibit H - Director Indemnification Agreement
Exhibit I - Company's 1997 Stock Option and Grant Plan and Forms of Awards

SCHEDULES

Schedule 4.9     -    Resignations
Schedule 4.14    -    Schedule of Consents and Waivers
Schedule 5.11    -    Stock Grants
Schedule 5.14    -    Use of Bank Financing Proceeds

                       PREFERRED STOCK PURCHASE AGREEMENT

         PREFERRED STOCK PURCHASE AGREEMENT made as of this 19th day of November, 1997, by and between INTERNATIONAL MICROCIRCUITS, !NC., a California corporation (the "Company"), and each of the investment partnerships and individuals named in EXHIBIT A hereto (including their assignees as provided in Section 7.4, collectively the "Investors," and each individually an "Investor").


         SECTION 1.          PURCHASE AND SALE OF-PREFERRED SHARES.

                  1.1 DESCRIPTION SECURITIES. The Company has authorized the issuance and sale to the Investors of 3,028,758 shares (the "Preferred Shares") of its authorized but unissued Convertible Participating Preferred Stock without par value per share (the "Preferred Stock"), having the rights, preferences and other terms set forth on Exhibit B hereto (the "Preferred Stock Terms" ` ). The Company has authorized and has reserved, and covenants to continue to reserve, a sufficient number of shares of its Common Stock without par value per share (the "Common Stock"), and Redeemable Preferred Stock without par value per share (the "Redeemable Preferred Stock"), to satisfy the rights of conversion of the holders of the Preferred Shares. Any shares of Common Stock and Redeemable Preferred Stock or any successor class of capital stock of the Company hereafter issued or issuable upon conversion of the Preferred Shares are herein referred to as "Conversion Shares," and the Preferred Shares, and the Conversion Shares are herein collectively referred to as the "Securities."

                  1.2 SALE AND PURCHASE. Subject to the terms and conditions herein, at the Closing (as hereinafter defined), the Company shall issue and sell to each of the Investors, and each Investor shall purchase from the Company, the number of Preferred Shares set forth opposite the name of such Investor in EXHIBIT A hereto for the purchase price of $4.44 for each Preferred Share or $13,447,685.52 in the aggregate.

                  1.3 CLOSING. A closing (the "Closing") shall take place at the offices of Cooley Godward LLP, Palo Alto, California, together with the closing of the transactions contemplated by the Stock Redemption Agreement of even date (each as hereinafter defined), at 10:00 a.m. on December 15, 1997 or at such other place, of such other time or on such earlier or later date as the parties may agree subject to satisfaction or waiver of all of the conditions set forth herein and therein. At the Closing, the Company shall deliver to each Investor a certificate or certificates representing the Preferred Shares being acquired by such Investor in such Investor's name or in the name of its nominee, against payment of the full purchase price therefor by or on behalf of each Investor to the Company by wire transfer of same day available funds. The day on which the Closing occurs is referred to herein as the "Closing Date."

         SECTION 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents, warrants and covenants to the Investors as of the date hereof and as of the Closing Date as follows: (a) the Company has full corporate authority and power to enter into this Agreement; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (provided, however, that the limitations described in this clause (ii) should not prevent the practical realization of the benefits intended by this Agreement); and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any of its subsidiaries is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

         The Company hereby further represents and warrants that immediately after the Closing, and after giving effect to each of the transactions contemplated by (i) this Preferred Stock Purchase Agreement (hereinafter this "Agreement"), (ii) the Stock Redemption Agreement dated as of November 19, 1997 (the "Stock Redemption Agreement"), by and between the Company, Frank Deverse (the "Founder") and Golden Legacy, a Nevada limited partnership,
(iii) certain Option Exercise and Cancellation Agreements, each dated as of November __, 1997, (each an "Option Cancellation Agreement") by and between the Company and each of the holders (the "Optionholders") of options to purchase shares of the Company's common stock pursuant to which each such optionholder shall have elected to exercise none, some or all of the options held by such person and pursuant to which the remaining options held by such person shall terminate, and (iv) the Stockholders' Agreement dated as of November __, 1997 (the "Stockholders' Agreement"), among the Company, the Investors named therein and the other Stockholders named therein, all of the Company's outstanding capital stock will be owned beneficially and of record as set forth in EXHIBIT C hereto, will be free and clear of any lien, restriction or encumbrance and, except pursuant to the terms of the Stockholders' Agreement, there will be no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance and sale of, or outstanding securities convertible into, any additional shares of any class of the Company's capital stock, except as provided by the terms of the Preferred Shares.

         SECTION 3.          REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Securities for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Investor acknowledges that its respective Securities have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

         Each of the Investors, hereby further represents, warrants and covenants to the Company and to the Founders as follows: (a) such Investor has full authority and power under its charter, by-laws, governing partnership agreement or comparable document to enter into this Agreement;
(b) this Agreement constitutes the valid and binding obligation of such Investor, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies (provided, however, that the limitations described in this clause (ii) should not prevent the practical realization of the benefits intended by this Agreement); and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.

         SECTION 4.          CONDITIONS OF PURCHASE

         Each Investor's obligation to purchase and pay for its respective Preferred Shares at the Closing- shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction on or before the Closing Date of the following conditions:

                  4.1 PRE-CLOSING TRANSACTIONS The Company shall have completed the following transactions on terms satisfactory to the Investors.

                  (a) the amendment and restatement of the Company's Articles of Incorporation;

                  (b) all outstanding options, warrants, or other securities exercisable for or convertible into shares of the capital stock of the Company shall have been either (i) exercised or converted and/or (ii) canceled pursuant to Option Exercise and Cancellation Agreements between the Company and each of the holders of such option, warrants or other securities;

                  (c)      as a result of the option exercises referred to in
(b) above, the Optionholders shall have acquired 558,570 shares of Common Stock and all such shares of Common Stock acquired by the Optionholders who acquire shares of Common Stock shall be validly issued, outstanding, fully paid and non-assessable, and each Optionholder shall have signed the Stockholders' Agreement as a Continuing Stockholder (as defined in the Stockholders' Agreement); and

                  (d) the Company shall have paid all legal and accounting fees and related expenses incurred by the Investors in connection with the transactions contemplated by this

Agreement, the Stock Redemption Agreement, the Stockholders' Agreement and the Bank Financing Agreement and concurrent or related transactions.

                  4.2 SATISFACTION OF CONDITIONS. The representations and warranties of the Company contained in this Agreement and in the Stockholders' Agreement and the representations and warranties of the Selling Stockholder (as defined in the Stock Redemption Agreement) contained in the Stock Redemption Agreement shall be true and correct in all material respects on and as of the Closing Date; provided, however, that for the purpose of determining satisfaction of this condition, no effect shall be given to any exception in the representations and warranties relating to materiality, Material Adverse Effect or knowledge of the Selling Stockholder in any of the foregoing agreements; each of the conditions specified in this Section 4 shall have been satisfied or waived in writing; and on the Closing Date a certificate to such effect executed by the Chief Executive Officer of the Company shall be delivered to the Investors.

                  4.3 OPINION OF COUNSEL. The Investors shall have received an opinion of Cooley Godward LLP substantially in the form attached hereto as EXHIBIT D.

                  4.4 AUTHORIZATION. The Board of Directors and the stockholders of the Company shall have duly adopted resolutions in form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated by the Stock Redemption Agreement, the Stockholders' Agreement, the Bank Financing Agreement and this Agreement in accordance with the terms thereof and hereof, including without limitation the authorization of the issuance of the Preferred Shares, the filing of an Articles of Incorporation in the form attached hereto as with the Secretary of State for the State of California establishing the Preferred Shares, and the Investors shall have received a duly executed certificate of the Secretary of the Company setting forth a copy of such resolutions and as to such other matters as may. be requested by the Investors together with a copy of the Articles of Incorporation certified by the Secretary of State of the State of California.

                  4.5 CLOSING OF STOCK REDEMPTION. Concurrently with the closing of the purchase and sale of the Preferred Shares, the Company shall complete the redemption of an aggregate of 4,710,000 shares of Common Stock of the Company from the Founder and Golden Legacy, L.P. in consideration of payments aggregating $24,115,200 pursuant to the Stock Redemption Agreement and all conditions to the closing of the Stock Redemption Agreement shall have been satisfied and shall not have been waived by the Company.

                  4.6 STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement in the form attached hereto as EXHIBIT E shall have been executed and delivered by the parties hereto and all other parties holding shares of the Company's Common Stock.

                  4.7 EMPLOYMENT AND NON-COMPETITION AGREEMENT. Ilhan Refioglu, shall have executed and delivered an Employment Agreement in the form of EXHIBIT F hereto.

                  4.8 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT. The Founder shall have entered into a Confidentiality and Non-Competition Agreement in the form attached hereto as EXHIBIT G.

                  4.9 RESIGNATIONS. The Founder shall have submitted his resignation as Chief Executive Officer effective contemporaneously with the Closing and all of the members of the Company's Board of Directors identified on SCHEDULE 4.9 attached hereto shall have submitted their resignation as members of the Board of Directors effective contemporaneously with the Closing.

                  4.10 ELECTION OF DIRECTORS. Effective subsequent to the Closing of the transactions contemplated hereby, the Company's Board of Directors shall include Kurt R. Jaggers and Michael C. Child as designees of the Investors pursuant to the terms of the Articles of Incorporation, each of whom shall also be appointed to a three-person Compensation Committee of the Company, and the Company shall have entered into Director Indemnification Agreements with such Directors in the form attached as EXHIBIT H.

                  4.11 ALL PROCEEDINGS SATISFACTORY. All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement and all documents and evidences incident thereto shall be reasonably satisfactory in form and substance to the Investors and the issuance and sale of the Preferred Shares shall be made in compliance with all applicable federal and state laws.

                  4.12 NO VIOLATION OR INJUNCTION. The consummation of the transactions contemplated by this Agreement, the Stock Redemption Agreement and the transactions contemplated hereby and thereby shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

                  4.13 HART-SCOTT-RODINO. All required filings (the "HSR Filings") under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended (the "HSR Act"), shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under the HSR Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

                  4.14 CONSENTS AND WAIVERS. The Company and each party to each to the Stock Redemption Agreement, the Stockholders' Agreement and the Bank Financing Agreement shall have obtained all consents or waivers including, without limitation, the consents and waivers identified in
SCHEDULE 4.14 hereto necessary to execute this Agreement, the Stock Redemption Agreement, the Stockholders' Agreement and the Bank Financing Agreement and the other agreements and documents contemplated herein, to issue the Securities and to carry out the transactions contemplated hereby and thereby and shall have delivered satisfactory evidence thereof to the Investors. All governmental filings necessary to effectuate the terms of this Agreement, the Securities, the Stock Redemption Agreement, the Stockholders' Agreement, the Bank Financing Agreement and the other agreements and instruments executed and delivered by the Company in connection herewith and therewith shall have been made or taken.

                  4.15 NO MATERIAL ADVERSE CHANGE. Between June 30, 1997 and the Closing Date, there shall have been no material adverse change in the financial condition, properties, assets, liabilities, business, operations or prospects of the Company, whether or not in the ordinary course of business.

                  4.16 FINANCIAL MARKETS. As of the Closing Date, there shall have not have occurred an aggregate decline of five percent (5 %) or more in the Nasdaq composite index from the level of such index at the close of business on the date of this Agreement.

         SECTION 5.          COVENANTS OF THE COMPANY

         From and after the Closing the Company (which term shall be deemed to include, for purposes of this Section 5, any subsidiary or subsidiaries of the Company now existing or formed after the date of this Agreement) shall comply with the following covenants except as shall otherwise be expressly agreed pursuant to a written consent or consents executed by Investors holding not less than two-thirds of the shares of Convertible Preferred Stock (or Common Stock, as applicable) held by the Investors as a group, until the closing of a Qualified Public Offering (as defined in the Company's Articles of Incorporation); provided, however, that the Company shall comply with the covenant set forth in Sections 5.5, 5.10, 5.11, 5.12, 5.15, 5.16 and 5.19 below from and after the date hereof..

                  5.1 FINANCIAL STATIONS. The Company will maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors the following reports: (a) within 60 days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Investors, prepared in accordance with generally accepted accounting principles and practices consistently applied; (b) within 45 days after the end of each quarter commencing with the quarter ending December 31, 1997, a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings for the Company for such quarter and for the year to date; (c) within 30 days after the end of each month commencing with the month ending October 31, 1997 a consolidated unaudited balance sheet of the Company as at the end of such month and an unaudited statement of income and retained earnings for the Company for such month and for the year to date, each of the foregoing balance sheets and statements of earnings and retained earnings to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of such annual, quarterly and monthly financial statements; and (d) such other financial information as a two-thirds in interest of the Investors may reasonably request, including without limitation certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 5.

                  5.2 BUDGET AND OPERATING FORECAST: INSPECTION. The Company will prepare and submit to the Board of Directors of the Company a budget for the Company for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the full Board of Directors of the Company and, thereupon, a copy of such budget promptly shall be sent to the Investors. The Company shall review the budget periodically and shall advise the Board of Directors and the Investors of all changes therein and all material deviations therefrom.

         The Company will, upon reasonable prior notice to the Company, permit authorized representatives of the Investors to visit and inspect any of the properties of the Company and its subsidiaries, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested.

                  5.3 BOARD MEETINGS; INDEMNIFICATION. The Company will ensure that Meetings of its Board of Directors are held at least four times each year. The Company will pay the nominees of the Investors who serve as directors fees in an amount equal to any fees that are paid to other non-management directors of the Company and will reimburse such Directors for their reasonable travel expenses incurred in connection with attending meetings of the Board of Directors and for their reasonable direct costs associated with any other work on behalf of the Company.

                  5.4 CONDUCT OF BUSINESS. The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith. The Company will keep in full force and effect its corporate existence and all intellectual property rights useful in its business (except such rights as the Board of Directors has reasonably determined are not material to the Company's continuing operations).

                  5.5 HART-SCOTT-RODINO FILINGS. The Company shall cooperate with the Investors in connection with all HSR Filings and shall make all HSR Filings required in connection with the transactions contemplated by this Agreement and shall furnish all follow-up information required in connection therewith.

                  5.6 PAYMENT OF TAXES, COMPLIANCE WITH LAWS, ETC. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will comply with all applicable laws and regulations in the conduct of its business, including, without limitation, all applicable federal and state securities laws in connection with the issuance of any shares of its capital stock.

                  5.7 INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

                  5.8 KEY PERSON INSURANCE. The Company will use its best efforts to maintain the coverage under the "key person" term life insurance policy, if any, on the life of Ilhan Refioglu, provided such insurance can be maintained at a commercially reasonable cost to the Company. The Company hereby agrees that such policy shall not be assigned, borrowed against or pledged.

                  5.9 MAINTENANCE OF PROPERTIES. The Company will maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted.

                  5.10 MATERIAL ADVERSE CHANGES. The Company will promptly advise the Investors of any event which represents or is reasonably likely to result in a material adverse change in the condition (financial or otherwise), business or prospects of the Company and its subsidiaries, and of each suit or proceeding commenced or threatened against the Company or any of its subsidiaries which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a material adverse effect on the Company and its subsidiaries or their condition (financial or otherwise), business or prospects.

                  5.11 STOCK GRANTS. The Company and its subsidiaries will not issue stock or grant stock options, warrants, other rights to purchase stock or phantom stock rights in the Company or its subsidiaries to their employees, officers, directors, consultants, advisers or independent contractors except for the future issuance of up to 298,322 shares or options on shares of Common Stock to employees of the Company and issuance of incentive stock options to purchase up to 696,085 shares, in the aggregate, of Common Stock promptly following the Closing to the certain employees of the Company identified in SCHEDULE 5.11 attached hereto (in each case subject to adjustments for stock splits, stock dividends and the like), pursuant to and in accordance with the terms of the Company's 1997 Stock Option and Grant Plan (the "Plan") as in effect on the Closing Date. Copies of the Plan and the related forms of stock option/restricted stock agreements (including vesting terms) are attached hereto as EXHIBIT I. Future options and restricted stock may be granted to such employees, officers, directors, consultants, advisors or independent contractors as the Compensation Committee of the Company or the Board of Directors may determine, at prices determined in good faith by the Compensation Committee or Board of Directors, and otherwise on such terms as the Compensation Committee, or Board of Directors shall determine. The Plan may not be amended, revised or waived after the Closing Date without the consent of two-thirds in interest of the Investors. Any grants of capital stock or options to a Key Executive shall be conditioned-upon the grantee agreeing to be bound by the terms of the Stockholders' Agreement with respect to the shares covered thereby.

                  5.12 AFFILIATED TRANSACTIONS. All transactions by and between the Company and any of the Founder, or any other officer or key employee of the Company or persons controlling, controlled by, under common control with or otherwise affiliated with the

Founder or any officer or key employee, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved in advance by the Board of Directors after full disclosure of the terms thereof.

                  5.13 MANAGING UNDERWRITER. Selection of the managing or lead underwriter for the Company's initial public offering shall be approved by two-thirds-in-interest of the Investors, which approval shall not be unreasonably withheld.

                  5.14 USE OF PROCEEDS. The Company will use the proceeds from the sale of Preferred Shares and the funding of the Senior Indebtedness under the Bank Financing as provided in SCHEDULE 5.14 hereto.

                  5.15 ENFORCEMENT OF RIGHTS. The Company will diligently enforce all of its rights, including rights of indemnification, under the Stock Redemption Agreement, the Employment Agreement referred to in Section
4.7 and the Confidentiality and Non-Competition Agreement referred to in
Section 4.8. The Company will not effect any transfer of any of the outstanding capital stock of the Company on the stock record books of the Company unless such transfer is made in accordance with the terms of the Stockholders' Agreement. The Company will not waive or release any rights under, consent to the amendment of, or modify, restate or terminate, any such agreement without the written consent of two-thirds-in-interest of the Investors.

                  5.16 DISTRIBUTIONS ON, AND REDEMPTIONS OF, CAPITAL STOCK. Except as otherwise expressly provided in this Agreement, the Redemption Agreement, the Option Cancellation Agreement or in the Articles of Incorporation, the Company will not declare or pay any dividends or make any distributions of cash, property or securities of the Company with respect to any shares of its Common Stock or any other class of its capital stock, or directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock; provided, however, that this restriction shall not apply to the repurchase of (x) up to 390,000 shares of the Common Stock pursuant to that certain Put Agreement, dated as of November __, 1997, by and among the Company, the Founder and Golden Legacy, L.P. and (y) shares of Common Stock pursuant to agreements under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, including termination of employment, and a right of first refusal to acquire shares in the event of certain proposed transfers. Any redemption, repurchase or other acquisition by the Company of any shares of its capital stock shall be made in compliance with all laws, including but not limited to federal and state securities laws.

                  5.17 MERGER, CONSOLIDATION, SALE OF ASSETS, ACQUISITIONS AND OTHER ACTIONS. The Company will not: (a) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets, (b) merge with or into or consolidate with another entity (except into or with a wholly-owned subsidiary of the Company with the requisite shareholder approval), (c) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, or make any material investment in another business entity, (d) voluntarily liquidate or wind up its operations,

(e) authorize the issuance of, issue or reserve for issuance, any equity securities (including without limitation options, warrants, convertible or exchangeable securities or rights giving the holder thereof the right to acquire equity securities or any of the foregoing) or otherwise engage in any equity financing, including without limitation in connection with a stock acquisition, but excluding the issuance of stock options and/or restricted stock as contemplated by Section 5.11, (f) create, or obligate itself to create, any class or series of shares having preference over or being on a parity with the Preferred Shares or the Redeemable Preferred Stock, (g) create, incur, assume, become liable for, or-permit to exist any indebtedness for borrowed money (other than the Senior Debt, as defined below), capital leases, or other similar commitments or obligations, which, for any one such borrowing or series of related borrowings, is in excess of $500,000, or (h) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of the Preferred Shares or the Company's ability to perform its obligations hereunder or under the Amended and Restated Articles of Incorporation or the Stockholders' Agreement; without limitation of the foregoing, the Company shall take all action necessary or appropriate to remove promptly any impediment to the redemption of the Preferred Shares or the Redeemable Preferred Stock as contemplated by the Amended and Restated Articles of Incorporation. For purposes of this Section 5.17, Senior Debt shall mean indebtedness of the Company to any bank, trust company, insurance company or other institutional lender providing financing to the Company.

                  5.18 NO AMENDMENTS TO ARTICLES OF INCORPORATION. Except as contemplated by Section 5.21 below, the Company will not make any amendment to Article IV of its Articles of Incorporation or make any other amendment to its Articles of Incorporation or any amendment to its By-laws, that eliminates, amends or restricts the rights and preferences of or otherwise adversely affects the holders of the Preferred Stock or the Redeemable Preferred Stock.

                  5.19 CAPITAL EXPENDITURES. The Company will not, without the prior approval of the Board of Directors of the Company, make any expenditures for fixed or capital assets, or any commitments for such expenditures, exceeding an amount of $100,000 for any one such expenditure or series of related expenditures.

                  5.20 REINCORPORATION. Promptly after the consummation of the transactions contemplated by the Stock Redemption Agreement, the Bank Financing Agreement and this Agreement, International Microcircuits, Inc., a California corporation, shall consummate a re-incorporating merger with IMI Acquisition Corporation, a Delaware corporation ("IMI Acquisition") pursuant to which IMI Acquisition is the surviving corporation.

                  5.21 DISCLOSURE STATEMENT. The Company shall prepare and distribute to all Optionholders a disclosure statement (the "Disclosure Statement") setting forth all material information relating to the offer by the Company to redeem all unexercised options held by the Optionholders as of the Closing and relating to the transactions contemplated hereby and by the Stock Redemption Agreement. The information contained in the Disclosure Statement will not, from and after the date the Disclosure Statement (or any amendment or supplement thereto) is first mailed to Optionholders until and including the time of the Closing, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of the Optionholders with respect to the transactions contemplated hereby and, by the Stock Redemption Agreement which shall have become false or misleading. The Selling Stockholders and the Investors shall cooperate with each other, and the Selling Stockholders shall cause the Company to cooperate with the Investors, in the preparation of the Disclosure Statement. The Company shall mail the Disclosure Statement and all required amendments and supplements thereto to the Optionholders at the earliest practicable time and in any event on or prior to November __, 1997.

                  5.22 ADDITIONAL INFORMATION. The Company shall provide the Investors with the opportunity to ask questions and receive answers concerning the Company as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection with the transactions contemplated hereby which the Company possesses or can acquire without unreasonable effort or expense.

         SECTION 6.          TERMINATION

                  6.1 This Agreement may be terminated at any time prior to the Closing Date as follows:

                  (a) by the mutual written consent of the Company and two-thirds in interest of the Investors (the "Majority Investors");

                  (b) by either the Company or the Majority Investors if the Stock Redemption Agreement has been terminated;

                  (c) by either the Company or the Majority Investors if the Closing has not occurred on or before the day which is ten (10) business days after the latest to occur of (i) the date on which the Secretary of State of the State of California shall have approved of the Company's Amended and Restated Articles, of Incorporation and such Amended and Restated Articles of Incorporation shall have become effective, (ii) the date on which all conditions to the closing of the transactions contemplated by that certain Loan Agreement by and between the Company and Fleet National Bank, as agent and a lender, and certain other financial institutions named therein shall have been satisfied and (iii)(x) each Optionholder shall have received an Option Cancellation Agreement and the related Disclosure Statement, (y) the period for the acceptance of the offer set forth in the Option Cancellation Agreement shall have expired and (z) the condition to closing set forth in Sections 4.l(b) and 4.l(c) hereof shall have been satisfied; provided, however, that neither party may terminate this Agreement pursuant to this clause (c) if the Closing has not occurred as a result of the failure of such party to perform in all material respects all of its obligations hereunder.

         SECTION 7.          GENERAL

                  7.1 AMENDMENTS WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the parties so waiving such covenant or other provision; provided, however, in the case of the Investors, changes in or additions to, and any consents or waivers given pursuant to, this Agreement may be made, and compliance with any term, covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent of the Investors in accordance with Section
7.2. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of Preferred Shares or Conversion Shares at the time outstanding, each future holder of all such securities and the Company and each of their assigns.

                  7.2 ACTIONS OR CONSENTS OF INVESTORS. Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors shall require a vote of two-thirds-in-interest of the Investors based on their relative holdings of Preferred Shares or Conversion Shares at the relevant time.

                  7.3      INDEMNIFICATION FROM THE COMPANY: EXPENSES.

                  (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold the Investors and their affiliates and their respective direct and indirect partners, members, Stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the "Exchange Act") (parties receiving the benefit of the indemnification agreement herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, reasonable, legal and accountant fees and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred) of any kind or nature whatsoever which may be sustained or suffered by any such Indemnified Party, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any breach of any covenant or agreement made by the Company in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement, or of
(ii) their status as a securityholder, creditor, director, agent, representative or controlling person of the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relates directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including without limitation in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as shareholder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on
(A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company in an instrument duly executed by or on behalf of such Indemnified Party specifically stating that it is for use in the preparation thereof or (B) a knowing and willful violation of the federal securities laws by an Indemnified Party, as finally determined by a court of competent jurisdiction.

                  (b) If the indemnification provided for in Section 7.3(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investors, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investors in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Investors shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Investors, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 7.3(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Investor be required to contribute any amount under this Section 7.3(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Investor or
(ii) the proceeds received by such Investor from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The indemnification and contribution provided for in this Section 6.3 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

                  (d) The provisions of this Section 7.3 are in addition to and shall supplement those set forth in the Stockholders' Agreement which shall apply in the case of the registration and sale of Registrable Securities held by any of the Investors registered as provided in the Stockholders' Agreement.

                  (e) The Company agrees to pay and hold the Investors harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred in connection with their ongoing investment in the Company, including without limitation the fees and disbursements of counsel and other professionals and any costs and expenses associated with the performance and enforcement of this Agreement and the agreements, documents and instruments contemplated hereby or executed pursuant hereto. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

                  7.4 SURVIVAL OF REPRESENTATIONS; ASSIGNABILITY OF RIGHTS; NO THIRD PARTY BENEFICIARIES. All representations, warranties, covenants and agreements of the Company made herein and in the certificates, exhibits and schedules delivered to any Investor in connection herewith (a) are material and shall be deemed to have been relied upon by such Investor, and shall survive the delivery of the Securities and (b) shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to transferees of the Securities, whether so expressed or not, with any such assignee (and any successive assignee thereof) being deemed an "Investor" for purposes hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  7.5 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of California, without giving effect to conflict of laws principles thereof.

                  7.6 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

                  7.7 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

                  7.8 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the addresses shown on the signature page hereof or on EXHIBIT A hereto or at any other address designated by such Investor to the Company; and if to an assignee of an Investor, at its address as designated to the Company and the other Investors in writing.

                  7.9 DISPUTE RESOLUTION. Except with respect to matters as to which injunctive relief is being sought, any dispute arising out of or relating to this Agreement that has not been settled within thirty (30) days by good faith negotiation between the parties to this Agreement shall be submitted for final and binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. Any such arbitration shall be conducted in San Francisco, California.

                  7.10 REMEDIES; SEVERABILITY. Notwithstanding Section 7.9, it is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

                  7.11 INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument as of the day and year first above written.

                                     INTERNATIONAL MICROCIRCUITS, INC.


                                     By:
                                        --------------------------------------
                                     Name:
                                     Title:

                                     Address:  525 Los Coches Street
                                               Milpitas, CA 95035
                                               Fax: (408) 934-0823
                                               Attention:  President

                                     INVESTORS:

                                     TA/ADVENT VIII, L P.
                                     By:      TA Associates VIII, LLC,
                                              its General Partner
                                     By:      TA Associates, Inc.,
                                              its Manager


                                     -----------------------------------------
                                     Name:
                                     Title:  Managing Director


                                     ADVENT ATLANTIC AND PACIFIC III L.P.
                                     By:      TA Associates AAP III Partners,
                                              its General Partner
                                     By:      TA Associates, Inc.,
                                              its General Partner


                                     -----------------------------------------
                                     Name:
                                     Title:  Managing Director


                                     TA INVESTORS LLC
                                     By:      TA Associates, Inc.,
                                              its Manager


                                     -----------------------------------------
                                     Name:
                                     Title:  Managing Director


--------------------------------
By: